UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 10, 2008

TRANSOCEAN INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Greenway Plaza

Houston, Texas 77046

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 232-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

We issue a report entitled “Transocean Fleet Status Report”, which includes drilling rig status and contract information, including contract dayrate and duration. A report dated March 10, 2008 is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. You may also subscribe to the free Transocean Financial Report Alert which will alert you to new Transocean Fleet Status Reports. This service will send you an automated email which will provide a link directly to the web page containing the updated report. You may subscribe to this service at the “Investor Relations/Email Alerts” section of the site by selecting “Receive E-mail” and providing your email address. Our website may be found at www.deepwater.com.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The exhibit to this report furnished pursuant to item 7.01 is as follows:

Exhibit No.	Description

99.1	Transocean Inc. Fleet Status Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN INC.

Date: March 10, 2008	By	/s/ Chipman E. Earle
Chipman E. Earle
Associate General Counsel, and Corporate Secretary

Index to Exhibits

Exhibit Number	Description

99.1	Transocean Inc. Fleet Status Report